Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

                The undersigned, Donald L. Kovach and Candace A. Leatham hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Sussex Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Donald L. Kovach

Donald L. Kovach
Chairman of the Board and
Chief Executive Officer

Date: March 28, 2006

By: /s/ Candace A. Leatham

Candace A. Leatham
Senior Vice-President and
Chief Financial Officer

Date: March 28, 2006

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